                                                                   EXHIBIT 10.16

               __________________________________________________
               __________________________________________________


                                CREDIT AGREEMENT

                                 by and between


                  OPTO SENSORS, INC., a California corporation
                  UDT SENSORS, INC., a California corporation
      RAPISCAN SECURITY PRODUCTS (U.S.A.), INC., a California corporation
                 FERSON OPTICS, INC., a California corporation


                                      and


                       WELLS FARGO HSBC TRADE BANK, N.A.



                                  Dated as of

                                November 1, 1996


               __________________________________________________
               __________________________________________________

                   Exhibit A - Revolving Line of Credit Note
                     Exhibit B - Borrowing Base Certificate
             Exhibit C - Country Limitation Schedule of Ex-Im Bank
                   Exhibit D - Ex-Im Bank Borrower Agreement
                        Exhibit E - Facility Supplements
                        Exhibit F - Unsecured Guarantees


                             Collateral Documents:
                             --------------------

      Intercreditor Agreement with Wells Fargo Bank, National Association
                          ("Intercreditor Agreement")
  Security Agreement in Rights to Payment and Inventory ("Security Agreement")
   Subordination Agreement with Scope Industries ("Subordination Agreement")
                          UCC-I Financing Statement(s)

                          WELLS FARGO HSBC TRADE BANK

     OPTO SENSORS, INC., a California corporation, UDT SENSORS, INC., a California corporation, RAPISCAN SECURITY PRODUCTS (U.S.A.), INC., a California corporation and FERSON OPTICS, INC., a California corporation (each individually, a "Borrower" and together, the "Borrowers"), and WELLS FARGO HSBC TRADE BANK, N.A. ("Trade Bank"), have entered into this CREDIT AGREEMENT as of November 1, 1996 ("Effective Date").


                                       I
                               CREDIT FACILITIES
                               -----------------

     1.1  The Facilities.  Subject to the terms and conditions of this
          --------------
Agreement, Trade Bank will make available to Borrower each of those credit facilities ("Facilities") for which a Facility Supplement ("Supplement") is attached as Exhibit E hereto. Additional terms for each individual Facility (and each subfacility thereof ("Subfacility")) are set forth in the Supplement for that Facility. Each Facility will be available from the Closing Date until the Facility Termination Date for that Facility. Collateral and credit support required for each Facility are also set forth in the Supplement for each Facility. Definitions for those capitalized terms not otherwise defined are contained in Article 8 below.

     1.2  Credit Extension Limits.  The aggregate outstanding amount of all
          -----------------------
Credit Extensions may at no time exceed the lesser of (a) Two Million Dollars
                                                          -------------------
($2,000,000), or (b) the Available Export Order Credit Limit as then in effect.
------------
In addition to the foregoing, the aggregate outstanding amount of all Revolving Credit Loans and unreimbursed drawings under Standby Credits plus twenty-five percent (25%) of the aggregate undrawn face amount of all unexpired Standby Credits may at no time exceed the Borrowing Base as then in effect. The aggregate outstanding amount of all Credit Extensions outstanding at any time under any Facility may not exceed that amount specified as the "Credit Limit" in the Supplement for that Facility, and the aggregate outstanding amount of all Credit Extensions outstanding at any time under each Subfacility (or any subcategory thereof) may not exceed that amount specified as the "Credit Sublimit" in the Supplement for the relevant Facility. Except as otherwise specifically set forth herein, an amount equal to one hundred percent (100%) of the undrawn face amount of each Standby Credit shall be used in calculating the outstanding amount of Credit Extensions under this Agreement.

     1.3  Repayment; Interest and Fees.  Each funded Credit Extension shall be
          ----------------------------
repaid by Borrower, and shall bear interest from the date of disbursement at those per annum rates and such interest shall be paid, at the times specified in the applicable Supplement, Note or Facility Document. With respect to each Facility, Borrower agrees to pay to Trade Bank the fees specified in the related Supplement as well as those fees specified in the relevant Facility Document(s). Interest and fees will be calculated on the basis of a 360 day year, actual days elapsed. Any overdue payments of principal (and interest to the extent permitted by law) shall bear interest at a per annum floating rate equal to the Prime Rate plus 3%.

     1.4  Prepayments.  Credit Extensions under any Facility may only be prepaid
          -----------
in accordance with the terms of the related Supplement. At the time of any prepayment (including, but not limited to, any prepayment which is a result of the occurrence of an Event of Default and an acceleration of the Obligations) Borrower will pay to Trade Bank all interest accrued on the amount so prepaid to the date of such prepayment and all costs, expenses and fees specified in the Loan Documents.

                                      II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Borrowers represent and warrant to Trade Bank that the following representations and warranties are true and correct:

     2.1  Legal Status.  Borrowers are duly organized and existing and in good
          ------------
standing under the laws of the state in which they are incorporated, and are qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required and in which the failure to so qualify or to be so licensed could have a material adverse affect on Borrowers.

     2.2  Authorization and Validity.  The execution, delivery and performance
          --------------------------
of this Agreement, and all other Loan Documents to which Borrowers are a party, have been duly and validly authorized, executed and delivered by Borrowers and constitute legal, valid and binding agreements of Borrowers, enforceable against Borrowers in accordance with their respective terms.

     2.3  Financial Condition and Statements.  All financial statements of
          ----------------------------------
Borrowers delivered to Trade Bank have been prepared in conformity with GAAP, and completely and accurately reflect the financial condition of Borrowers (and any consolidated Subsidiaries) at the times and for the periods stated in such financial statements. Neither Borrowers nor any Subsidiary has any material contingent liability not reflected in the aforesaid financial statement. Since the date of the financial statements delivered to Trade Bank for the last fiscal periods of Borrowers to end before the Effective Date, there have been no material adverse changes in the financial condition, business or prospects of Borrowers. Borrowers are solvent.

     2.4  Litigation.  Except as disclosed in writing to Trade Bank prior to the
          ----------
Effective Date, there is no action, claim, suit, litigation, proceeding or investigation pending or (to best of Borrowers' knowledge) threatened by or against or affecting Borrowers or any Subsidiary in any court or before any governmental authority, administrator or agency which may result in (a) any material adverse change in the financial condition or business of Borrowers, or
(b) any material impairment of the ability of Borrowers to carry on their business in substantially the same manner as it is now being conducted.

     2.5  No Defaults.  No Event of Default, and no event which with the giving
          -----------
of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing.

     2.6  Ex-Im Bank Guarantee.  The Obligations are, and shall continue to be
          --------------------
until all the Obligations have been paid in full, guaranteed as to 90% of the amount thereof by Ex-Im Bank. Every statement, representation and warranty of Borrowers in (a) the Borrowers Agreement between Ex-Im Bank and Borrowers ("Borrowers Agreement") and (b) the U.S. Small Business Administration/Ex-Im Bank Joint Application for Working Capital Guarantee ("Joint Application") and
(c) each other document pertaining to the Facility shall be true and correct as of the date hereof.


                                      III
                       CONDITIONS TO EXTENDING FACILITIES
                       ----------------------------------

     3.1  Conditions to Initial Credit Extension.  The obligation of Trade Bank
          --------------------------------------
to make the first Credit Extension is subject to Trade Bank having received, in form and substance satisfactory to Trade Bank, the following documents duly executed, dated the Closing Date and in full force and effect:

          (a) a corporate borrowing resolution and incumbency certificate;

          (b) the Facility Documents for each Facility, including, but not limited to, note(s) ("Notes") for any Revolving Credit Facility, and Trade Bank's standard Continuing Standby Letter of Credit Agreement;

          (c)  each Collateral Document;

          (d) an audit inspection report of Borrowers' books, records and property by Wells Fargo or another auditor or inspector acceptable to Trade Bank reflecting values and property conditions satisfactory to Trade Bank, the cost of which shall not exceed $2,000 for the account of Borrowers;

          (e) the Ex-Im Bank Borrower Agreement required by Ex-Im Bank together with the U.S. Small Business Administration/Export-Import Bank of the United States "Joint Application For Working Capital Guarantee" and the latest "Country Limitation Schedule of Ex-Im Bank";

          (f) executed copies of financing statements (UCC-1) for filing in California and all other jurisdictions in which the Trade Bank believes desirable to perfect its security interest in the Collateral;

          (g) financial statements of Borrowers as of, and for the fiscal quarter ending September 28, 1996;
               ------------------

          (h) such other documents as Trade Bank may reasonably require.

     3.2  Conditions to Making Each Credit Extension.  The obligation of Trade
          ------------------------------------------
Bank to make each Credit Extension is subject to the fulfillment to Trade Bank's satisfaction of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties contained in this Agreement, the Facility Documents and the Collateral Documents will be true and correct on and as of the date of the Credit Extension with the same effect as though such representations and warranties had been made on and as of such date; and

          (b) Documentation.  Trade Bank must have received, in form and
              -------------
substance satisfactory to Trade Bank:

               (1) a Borrowing Base Certificate dated within five Business Days of the date of the Credit Extension, demonstrating compliance with the requirements for such Credit Extension. Each Certificate will include:

                    (i) an inventory collateral report showing the types, locations and dollar values of all the inventory collateral;

                    (ii) an aged listing of accounts receivables;

                    (iii)  an aged listing of accounts payable;

               (2) a copy of each Export Order against which Borrowers are requesting a Credit Extension; and

          (3) if the Credit Extension is the issuance of a Standby Letter of Credit, Trade Bank's standard "Application for Standby Letter of Credit" or standard "Application and Agreement for Standby Letter of Credit".


                                       IV
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Borrowers covenant that so long as Trade Bank remains committed to make Credit Extensions to Borrowers, and until payment of all Obligations and Credit Extensions, Borrowers will comply with each of the following covenants:

     4.1  Punctual Payments.  Punctually pay all principal, interest, fees and
          -----------------
other Obligations due under this Agreement or under any other Loan Document at the time and place and in the manner specified herein or therein.

     4.2  Notification to Trade Bank.  Promptly, but in no event more than five
          --------------------------
(5) business days after the occurrence of each such event, provide written notice in reasonable detail of each of the following:

          (a) Occurrence of a Default.  The occurrence of any Event of Default
              -----------------------
or any event which with the giving of notice or the passage of time or both would constitute an Event of Default;

          (b) Borrowers' Trade Names; Place of Business.  Any change of
              -----------------------------------------
Borrowers' (or any Subsidiary's) name, trade name or place of business, or chief executive officer;

          (c) Litigation.  Any action, claim, proceeding, litigation or
              ----------
investigation threatened or instituted by or against or affecting Borrowers (or any Subsidiary) in any court or before any government authority, administrator or agency which may materially and adversely affect Borrowers' (or any Subsidiary's) financial condition or business or Borrowers' ability to carry on their business in substantially the same manner as it is now being conducted;

          (d) Uninsured or Partially Uninsured Loss.  Any uninsured or partially
              -------------------------------------
uninsured loss through liability or property damage or through fire, theft or any other cause affecting Borrowers' (or any Subsidiary's) property in excess of an aggregate amount of Fifty Thousand Dollars ($50,000.00) for all Borrowers and Subsidiaries combined.

     4.3  Books and Records.  Maintain at Borrowers' address books and records
          -----------------
in accordance with GAAP, and permit any representative of Trade Bank, at any time during customary business hours, to inspect, audit and examine such books and records, to make copies of them, and to inspect the properties of Borrowers. Borrowers shall further permit Bank or an entity approved by Bank to conduct, at least once each calendar year a filed audit for the purpose of inspecting and valuing the Collateral.

     4.4  Tax Returns and Payments.  Timely file all tax returns and reports
          ------------------------
required by foreign, federal, state and local law, and timely pay all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrowers. Borrowers may, however, defer payment of any contested taxes, provided that Borrowers (i) in good faith contests Borrowers' obligation to pay the taxes by appropriate proceedings promptly instituted and diligently conducted, (ii) notifies Trade Bank in writing of the commencement of, and any material development in, the proceedings, (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral, and (iv) makes provision, to Trade Bank's satisfaction, for eventual payment of such taxes in the event Borrowers are obligated to make such payment.

     4.5  Compliance with Laws.  Comply in all material respects with the
          --------------------
provisions of all foreign, federal, state and local laws and regulations relating to Borrowers, including, but not limited to, those relating to Borrowers' ownership of real or personal property, the conduct and licensing of Borrowers' business, and health and environmental matters.

     4.6  Insurance.  Maintain and keep in force insurance of the types and in
          ---------
amounts customarily carried in lines of business similar to that of Borrowers, including, but not limited to, fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance to be in amounts satisfactory to Trade Bank and to be carried with companies approved by Trade Bank before such companies are retained, and deliver to Trade Bank from time to time at Trade Bank's request schedules setting forth all insurance then in effect. All insurance policies shall name Trade Bank as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Trade Bank. If Borrowers fails to provide or pay for any insurance, Trade Bank may, but is not obligated to, obtain the insurance at Borrowers' expense.

     4.7  Further Assurances.  At Trade Bank's request and in form and substance
          ------------------
satisfactory to Trade Bank, execute all documents and take all such actions at Borrowers' expense as Trade Bank may deem reason ably necessary or useful to perfect and maintain Trade Bank's perfected security interest in the Collateral and in order to fully consummate all of the transactions contemplated by the Loan Documents.

     4.8  Reports.  Furnish the following information or deliver the following
          -------
reports to Trade Bank at the times indicated below:

          (a) Annual Financial Statements.  Not later than ninety (90) calendar
              ---------------------------                  -----------
days after and as of the end of each of Borrowers' fiscal years, (i) an annual audited consolidated and consolidating financial statement of Borrowers and Affiliates, prepared by a certified public accountant acceptable to Trade Bank to include a balance sheet, an income statement and a cash flow statement and applicable schedules and footnotes, with a copy of the letter from such certified public accountant to the management of Opto Sensors, Inc. with regard to such financial statements, and (ii) a consolidated and consolidating projected financial plan, including a balance sheet and income statement.

          (b) Quarterly Financial Statements.  Not later than forty-five (45)
              ------------------------------                  ---------------
calendar days after and as of the end of each of Borrowers' fiscal quarters, a consolidated and consolidating financial statement of Borrowers and Affiliates, prepared by Borrowers, to include a balance sheet, an income statement and a cash flow statement and all applicable schedules and footnotes.

          (c) Certificate of Accuracy and No Event of Default.  At the time each
              -----------------------------------------------
financial statement of Borrowers and Affiliates required above is delivered to Trade Bank, a certificate of the president or chief financial officer of Opto Sensors, Inc. that said financial statements are accurate and that there exists no Event of Default under this Agreement nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default, together with a reconciliation of all intercompany loans.

          (d) Federal Income Tax Returns.  Not later than 10 calendar days after
              --------------------------
filing, but in no event later than 120 calendar days after the end of each of Borrowers' tax years, a copy of each Borrowers' filed federal income tax returns for such year.

          (e) Borrowing Base Certificate.  Not later than twenty-five (25)
              --------------------------                  ----------------
calendar days after and as of the end of each month:

               (1)  a Borrowing Base Certificate;

               (2) an inventory report showing the types, locations and dollar values of all the inventory collateral;

               (3) an aged history of accounts receivable.

     4.9  Financial Covenants.  Maintain the following (if Borrowers have any
          -------------------
Affiliates which must be consolidated under GAAP, the following applies to Borrowers and the consolidated Affiliates):

          (a) Current Ratio.  Not at any time less than 1.15 to 1.0 ("Current
              -------------                             -----------
Ratio" means total current assets divided by total current liabilities, and "current assets" and "current liabilities" have the meanings given to them in accordance with GAAP; provided, however, that "current liabilities" will include indebtedness which is subordinated to the Obligations in a manner satisfactory to Trade Bank.)

          (b) Total Liabilities divided by Tangible Net Worth.  Not at any time
              -----------------------------------------------
greater than 2.5 to 1.0 ("Tangible Net Worth" means the aggregate of total
             ----------
stockholders' equity including indebtedness which is subordinated to the Obligations pursuant to documentation satisfactory to Trade Bank and excluding any intangible assets, and "Total Liabilities" means the aggregate of current liabilities and non-current liabilities, less indebtedness which is subordinated
                                         ----
to the Obligations pursuant to documentation satisfactory to Trade Bank.)

          (c) EBITDA Coverage Ratio.  Not at any time less than 2.0 to 1.0,
              ---------------------                             ----------
calculated at each fiscal quarter end on a rolling four fiscal quarter basis for the immediately preceding four fiscal quarters. "EBITDA Coverage Ratio" means EBITDA divided by the aggregate of total interest expense plus the current maturity of long-term debt and the current maturity of subordinated debt, and "EBITDA" means net profit before tax plus the non-cash portion of the $1,500,000 obligation of UDT Sensors, Inc. to the United States of America, plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

          (d) Maximum Funded Debt to EBITDA Ratio.  Not at any time greater than
              -----------------------------------
2.5 to 1.0, calculated at each fiscal quarter end.  "Funded Debt" means all
----------
obligations related to borrowed money (exclusive of subordinated debt), letter of credit reimbursement obligations and contingent liabilities, and with "EBITDA" having the meaning given above and calculated on a rolling four-quarter basis as set forth above.

          (e) Net Income After Taxes.  Profitable on an annual basis determined
              ----------------------
as of each fiscal year end.

          (f) Pre-Tax Profit.  Not less than $1,500,000 on an annual basis,
              --------------
determined as of each fiscal year end, and $1 on a quarterly basis, determined as of each fiscal quarter end.

     4.10 Judgments and Liens.  Satisfy all material judgments and liens.
          -------------------

                                       V
                               NEGATIVE COVENANTS
                               ------------------

     Each of the Borrowers covenants and agrees that so long as Trade Bank remains committed to make any Credit Extensions to Borrowers and until all Obligations have been paid, such Borrower will not, without the prior written consent of Trade Bank:

     5.1  Merge or Consolidation, Transfer of Assets.  Merge into or consolidate
          ------------------------------------------
with, or permit any Subsidiary to merge into or consolidate with, any other entity except for Permitted Mergers (as defined below); make, or permit any Subsidiary to make, any substantial change in the nature of its business as conducted as of the date hereof, acquire, or permit any Subsidiary to acquire, all or substantially all of the assets of any other entity for a purchase price in excess of $150,000 in the aggregate for all such purchases combined; sell, lease, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, transfer, or otherwise dispose of, all or a substantial or material portion of its assets except in the ordinary course of business ness and except for a Permitted Merger. As used herein, a "Permitted Merger" shall mean a merger of any of the Borrowers or Subsidiaries with any of the other Borrowers or Subsidiaries so long as all of the following conditions are satisfied: (a) in the case of a merger of a Subsidiary with a Borrower, the Borrower is the survivor of the merger, (b) the merger is consummated in compliance with applicable law and to the extent the consent of any governmental agency would be required in connection therewith, such consent is obtained, (c) Borrowers give Trade Bank at least ten (10) business days prior notice of Borrowers' intention to so merge, (d) Borrowers furnish Trade Bank with copies of such documents related to the merger as Trade Bank may request, and (e) Borrowers reimburse Trade Bank upon demand for all costs and expenses, including reasonable attorneys' fees (to include without limitation the allocated cost of Trade Bank's in-house counsel) incurred by Trade Bank in connection with a reasonable review by Trade Bank of the merger and the negotiation and preparation of any documents which may reasonably be required by Trade Bank in connection therewith.

     5.2  Liens.  Except for Permitted Liens, mortgage, pledge, grant or permit
          -----
to exist, a security interest in, or lien upon, all or any portion of its assets now owned or hereafter acquired.

     5.3  Use of Proceeds.  Use the proceeds of any Credit Extension except for
          ---------------
the express purpose(s) permitted in the particular Facility Supplement under which the subject Credit Extension is made.

     5.4  Dividends, Distributions of Capital and Stock Redemptions.  Declare or
          ---------------------------------------------------------
pay, or permit any Subsidiary to declare or pay, any dividend or distribution either in cash, stock or any other property on its stock now or hereafter outstanding; or redeem, retire, repurchase or otherwise acquire any shares of any class of its stock now or hereafter outstanding, or permit any Subsidiary to do so; provided, however, that (a) Rapiscan UK may pay cash dividends to Rapiscan Security Products (U.S.A.), Inc. ("Rapiscan"), (b) each Borrower (other than Opto-Sensors, Inc.) and each Subsidiary (other than Rapiscan UK) may pay cash dividends to its shareholders so long as cash dividends paid to minority shareholders do not exceed $50,000 in the aggregate, (c) notwithstanding anything herein to the contrary, neither Opto-Sensors, Inc. nor any successor thereto, whether by merger or otherwise, shall pay any dividends to its shareholders, (d) Rapiscan may redeem its stock owned by its employees not to exceed $40,000 per year, (e) Opto-Sensors, Inc. may redeem its stock owned by its employees, other than Deepak Chopra and his immediate family members, not to exceed $ 100,000 per year, and (f) Ferson Optics, Inc. may redeem its stock owned by its employees not to exceed $40,000 per year.

     5.5  Loans to Stockholders.  Make, or permit any Subsidiary to make, any
          ---------------------
loans to any stock holder or any Affiliate of any Borrowers.  As used in this
Section 5.5, "Affiliate" means any person or entity which directly or indirectly controls, is controlled by, or is under common control with one or more Borrowers.

     5.6  Capital Expenditures.  Make, or permit any Subsidiary to make, without
          --------------------
the prior written con sent of Trade Bank, any additional investments in fixed assets in any fiscal year in an aggregate amount in excess of $1,750,000 for all Borrowers and Subsidiaries combined; provided, however, that for the purpose of calculating compliance with the foregoing limitation on additional investments in fixed assets, there shall be excluded investments in fixed assets that are acquired in replacement of fixed assets that had been lost or destroyed and that are financed by insurance proceeds paid under insurance policies covering such loss or destruction.

     5.7  Guarantees.  Guarantee or become liable, or permit any Subsidiary to
          ----------
guarantee or become liable, in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate, any of its assets as security for, any liabilities or obligations of any other person or entity, except (a) indebtedness or liabilities to Trade Bank, (b) those unsecured guarantees, if any, in existence on the date hereof which are listed on Exhibit "F" attached hereto, (c) indebtedness on account of loans made after the date hereof by any one or more persons or entities other than Borrowers or Subsidiaries to Opto Singapore or Opto Malaysia not exceeding $3,500,000 in the aggregate on a combined basis, and (d) indebtedness to Wells Fargo under credit facilities existing, and at credit availability levels existing, as of the date hereof.

     5.8  Loans and Investments.  Make, or permit any Subsidiary to make, any
          ---------------------
loans or advances to, or investments in, any person or entity except for (a) loans hereafter from any borrower or Subsidiary to Rapiscan Security Products (U.S.A.), Inc. ("Rapiscan") or Rapiscan UK not to exceed $4,500,000 in the aggregate on a combined basis, (b) loans made after the date hereof from any Borrower or Subsidiary to any other person or entity not to exceed $150,000 in the aggregate for all such loans combined, and (c) loans between and among any Borrowers and/or Affiliates existing as of the date hereof and disclosed on Borrowers' and Affiliates' financial statements dated as of September 28, 1996.
                                                            ------------------
Trade receivables and trade payables created in the ordinary course of Borrowers' business shall not be considered loans, advances or investments hereunder.

     5.9  Indebtedness For Borrowed Money.  Create, incur, assume or permit to
          -------------------------------
exist, or permit any Subsidiary to create, incur, assume or permit to exist, any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) indebtedness or liabilities to Trade Bank, (b) indebtedness or liabilities subordinated to the Obligations by an instrument or agreement in form and substance acceptable to Trade Bank, (c) indebtedness or liabilities of any Borrower or any Subsidiary existing as of, and disclosed to Trade Bank in writing prior to, the date hereof, (d) indebtedness on account of loans made after the date hereof from any one or more Borrowers or Subsidiaries to Rapiscan or Rapiscan UK not exceeding $4,500,000 in the aggregate on a combined basis, (e) indebtedness on account of loans made after the date hereof by any one or more persons or entities other than Borrowers or Subsidiaries to Opto Singapore or Opto Malaysia not exceeding $3,500,000 in the aggregate on a combined basis, and (f) indebtedness to Wells Fargo under credit facilities existing, and at credit availability levels existing, as of the date hereof. Trade receivables and trade payables created in the ordinary course of business shall not be considered borrowings, loans, or advances hereunder.

     5.10 Lease Expenditures.  Incur, or permit any Subsidiary to incur, new
          ------------------
obligations for the lease or hire of real or personal property requiring payments in any fiscal year in excess or an aggregate of $500,000 for all Borrowers and Subsidiaries combined; provided, however, that for the purpose of calculating such limit on new obligations for the lease or hire of real or personal property, the renewal or replacement of an existing lease shall not be considered a new obligation except to the extent there is an increase in the required payments thereunder.


                                       VI
                         EVENTS OF DEFAULT AND REMEDIES
                         ------------------------------

     6.1  Events of Default.  The occurrence of any of the following shall
          -----------------
constitute an "Event of Default":

          (a) Failure to Make Payments When Due.  Borrowers' failure to comply
              ---------------------------------
with any obligation to pay principal, interest, fees or other amounts when due under any Loan Document, provided, however, that in the case of interest and fees, Borrowers shall have a two Business Day grace period following the due date thereof before Borrowers' failure to pay such interest or fees when due shall constitute an Event of Default.

          (b) Failure to Perform Obligations.  Any failure by Borrowers to
              ------------------------------
comply with any covenant or obligation in this Agreement or in any Loan Document (other than those referred to in subsections (a), (c) and (d) hereof), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) calendar days from its occurrence.

          (c) Untrue or Misleading Warranty or Statement.  Any warranty,
              ------------------------------------------
representation, financial statement, report or certificate made or delivered by Borrowers under any Loan Document is untrue or misleading in any material respect when made or delivered.

          (d) Defaults under Ex-Im Bank Borrower Agreement.  Any Borrower fails
              --------------------------------------------
to comply with any covenant, agreement or condition set forth in the Ex-Im Bank Borrower Agreement.

          (e) Defaults Under Other Loan Documents.  Any default in the payment
              -----------------------------------
or performance of any obligation, or any defined event of default, occurs under any of the Loan Documents other than this Agreement, which is not cured within any cure period applicable thereto; the Ex-Im Bank Guaranty referenced in
Section 2.6 of this Agreement is no longer in full force and effect (or any claim thereof made by Ex-Im Bank); or any breach of the provisions of any Subordination Agreement or Intercreditor Agreement by any party other than the Trade Bank.

          (f) Defaults Under Other Agreements or Instruments.  Any default in
              ----------------------------------------------
the payment or performance of any obligation, or the occurrence of any event of default, under the terms of any other agree ment or instrument pursuant to which any Borrower or any Subsidiary has incurred any debt or other material liability to any person or entity, AND THE INDEBTEDNESS OR OBLIGATION TO WHICH THE DEFAULT APPLIES EXCEEDS $100,000, INDIVIDUALLY OR IN THE AGGREGATE FOR ALL SUCH DEFAULTS BY BORROWERS AND SUBSIDIARIES COMBINED.

          (g) Judgments and Levies Against Borrowers.  The filing of a notice of
              --------------------------------------
judgment lien against Borrowers, or the recording of any abstract of judgment against Borrowers, in any county in which Borrowers have an interest in real property, or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of any Borrower or Subsidiary, or the entry of a judgment against any Borrower or Subsidiary; PROVIDED, HOWEVER, THAT SUCH JUDGMENTS, LIENS, LEVIES, WRITS, EXECUTIONS AND OTHER PROCESS INVOLVE DEBTS OF OR CLAIMS AGAINST ANY BORROWER OR ANY SUBSIDIARY IN EXCESS OF $100,000, INDIVIDUALLY OR IN THE AGGREGATE FOR ALL SUCH JUDGMENTS, LIENS, LEVIES, WRITS, EXECUTIONS AND

OTHER PROCESS AGAINST BORROWERS AND SUBSIDIARIES COMBINED, AND WITHIN TWENTY
(20) DAYS AFTER THE CREATION THEREOF, OR AT LEAST TEN (10) DAYS PRIOR TO THE DATE ON WHICH ANY ASSETS COULD BE LAWFULLY SOLD IN SATISFACTION THEREOF, SUCH DEBT OR CLAIM IS NOT SATISFIED, OR STAYED PENDING APPEAL AND INSURED AGAINST IN A MANNER SATISFACTORY TO BANK.

          (h) Voluntary Insolvency.  Borrowers, any Subsidiary or any Guarantor
              --------------------
(i) becomes insolvent, (ii) suffers or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, (iii) generally fails to pay its debts as they become due, (iv) makes a general assignment for the benefit of creditors, or (v) files a voluntary petition in bankruptcy, or seeks reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or Federal law granting relief to debtors, whether now or hereafter in effect.

          (i) Involuntary Insolvency.  Any involuntary petition or proceeding
              ----------------------
pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against any Borrower or any Subsidiary, and such involuntary petition or proceeding is unopposed or is not dismissed within sixty (60) days of its commencement; or any Borrower or any Subsidiary shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or any Borrower or any Subsidiary shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under said Bankruptcy Code or any other applicable state, federal or other law relating to bankruptcy, reorganization or other relief for debtors.

          (j) Change in Ownership.  Any change in ownership DURING THE TERM OF
              -------------------
THIS AGREEMENT OF AN AGGREGATE OF TWENTY-FIVE PERCENT (25%) OR MORE OF THE COMMON STOCK OF BORROWER OR ANY SUBSIDIARY, EXCEPT FOR A CHANGE IN OWNERSHIP TO WHICH TRADE BANK EXPRESSLY CONSENTS IN WRITING.

     6.2  Remedies. Upon the occurrence of any Event of Default, or at any time
          --------
thereafter, Trade Bank, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrowers), may do any one or more of the following: (a) terminate Trade Bank's obligation to make Advances or to make available to Borrowers the Facilities or other financial accommodations;
(b) accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Advance; and/or
(c) exercise all its rights, powers and remedies available under the Loan Documents, or accorded by law, including, but not limited to, the right to resort to any or all Collateral or other security for any of the Obligations and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IF ANY EVENT OF DEFAULT SET OUT IN SUBSECTIONS (H) OR (I) OF SECTION 6.1 ABOVE SHALL OCCUR, THEN ALL THE REMEDIES SPECIFIED IN CLAUSES (A) AND (B) OF THE PRECEDING SENTENCE SHALL AUTOMATICALLY TAKE EFFECT WITHOUT NOTICE OR DEMAND OF ANY KIND (ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY BORROWERS) WITH RESPECT TO ANY AND ALL OBLIGATIONS. All rights, powers and remedies of Trade Bank may be exercised at any time by Trade Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                      VII
                               GENERAL PROVISIONS
                               ------------------

     7.1  Notices.  All notices to be given under this Agreement shall be in
          -------
writing and shall be given personally or by regular first-class mail, by certified mail return receipt requested, by a private delivery service which obtains a signed receipt, or by facsimile transmission addressed to Trade Bank or Borrowers at the address indicated after their signature to this Agreement, or at any other address designated in writing by one party to the other party. Trade Bank is hereby authorized by Borrowers to act on such instructions or notices sent by facsimile transmission or telecommunications device which Trade Bank believes come from Borrowers. All notices shall be deemed to have been given upon delivery, in the case of notices personally delivered or delivered by private delivery service, upon the expiration of 3 calendar days following the deposit of the notices in the United States mail, in the case of notices deposited in the United States mail with postage prepaid, or upon receipt, in the case of notices sent by facsimile transmission.

     7.2  Waivers.  No delay or failure of Trade Bank in exercising any right,
          -------
power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, consent or approval by Trade Bank under any of the Loan Documents must be in writing and shall be effective only to the extent set out in such writing.

     7.3  Benefit of Agreement.  The provisions of the Loan Documents shall be
          --------------------
binding upon and inure to the benefit of the respective successors, assigns, heirs, executors, administrators, beneficiaries and legal representatives of Borrowers and Trade Bank; provided, however, that Borrowers may not assign or transfer any of their rights under any Loan Document without the prior written consent of Trade Bank, and any prohibited assignment shall be void. No consent by Trade Bank to any assignment shall release Borrowers from their liability for the Obligations unless such release is specifically given by Trade Bank to Borrowers in writing. Trade Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Trade Bank's rights and benefits under each of the Loan Documents. In connection therewith, Trade Bank may disclose any information relating to the Facilities, Borrowers or their business, or any Guarantor or its business.

     7.4  No Third Party Beneficiaries. This Agreement is made and entered into
          ----------------------------
for the sole protection and benefit of Borrowers and Trade Bank and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, any of the Loan Documents to which it is not a party.

     7.5  Joint and Several Liability.
          ---------------------------

          (a) Each Borrower has determined and represents to Trade Bank that it is in its best interest and in pursuance of its legitimate business purposes to induce Trade Bank to extend credit pursuant to this Agreement. Each Borrower acknowledges and represents that its business is related to the business of the other Borrowers, the availability of the commitments provided for herein benefits each Borrower, and Credit Extensions made hereunder will be for and inure to the benefit of Borrowers, individually and as a group.

          (b) Each Borrower has determined and represents to Trade Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair saleable value in excess of its debts, after giving effect to any rights of contribution or subrogation which may be available to such Borrower, and each Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as such debts mature.

          (c) Each Borrower promises to repay to Trade Bank all Advances disbursed to or Letters of Credit issued for its account or to or for the account of any of the other Borrowers under any of the Facilities, together with interest thereon and costs and expenses incurred by Trade Bank in connection therewith, all in accordance with this Agreement. The obligations of Borrowers hereunder are joint and several, and a separate action may be brought against any Borrower whether action is brought against any of the other Borrowers or any other person, or whether any of the other Borrowers or any other person is joined in any such action. Each Borrower waives any right to require Trade Bank to (i) proceed against any person, including any of the other Borrowers, (ii) proceed against any or exhaust any security held from any Borrower or any other person, or (iii) disclose any information about any Borrower. Each Borrower waives any defense based upon (i) any defense of any of the other Borrowers,
(ii) the cessation or limitation from any cause, other than payment in full, of the indebtedness of any of the other Borrowers, (iii) the release of any security for the indebtedness of any Borrower, (iv) the application of payments received by Trade Bank from any of the other Borrowers to indebtedness of any of such Borrowers to indebtedness of such Borrowers unrelated to the Facilities,
(v) the release of any of the other Borrowers of any liability to Trade Bank,
(vi) the compromise or modification with any of the other Borrowers of Trade Bank's claims against any of such Borrowers, (vii) any election of remedies by Trade Bank which adversely affects or destroys a Borrower's subrogation rights or rights to proceed against any of the other Borrowers for reimbursement. Each Borrower agrees that it will not seek to exercise any rights of contribution which it may have as a matter of law or otherwise as against the other Borrowers hereunder or under any of the other Loan Documents until all indebtedness arising under or in connection herewith shall have been indefeasibly paid in full, and if by law any right of contribution may not be postponed, then such right shall be subordinate to the rights of Trade Bank under this Agreement and the other Loan Documents. Until all indebtedness arising under or in connection with this Agreement shall have been indefeasibly paid in full, no Borrower shall be subrogated in whole or in part to the rights of Trade Bank, and if by law any Borrower is so subrogated, such right shall be subordinate and junior to the rights of Trade Bank hereunder and under the other Loan Documents until the indefeasible payment of all indebtedness arising under or in connection with this Agreement.

     7.6  Governing Law and Jurisdiction.  This Agreement shall, unless provided
          ------------------------------
differently in any Loan Document, be governed by, and be construed in accordance with, the internal laws of the State of California, except to the extent Trade Bank has greater rights or remedies under federal law whether as a national bank or otherwise. Borrowers and Trade Bank (a) agree that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in courts located within California; (b) consent to the jurisdiction of any such court and consent to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waive any and all rights Borrowers may have to object to the jurisdiction of any such court or to transfer or change the venue of any such action or proceeding.

     7.7  Severability.  Should any provision of any Loan Document be prohibited
          ------------
by, or invalid under applicable law, or held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect, the validity of the other provisions of the Loan Documents.

     7.8  Entire Agreement; Amendments.  This Agreement and the other Loan
          ----------------------------
Documents are the final, entire and complete agreement between Borrowers and Trade Bank concerning the Facility. There are no oral understandings, representations or agreements between the parties concerning the Facility which are not set forth in the Loan Documents. The Loan Documents may not be waived, amended or superseded except in a writing executed by Borrowers and Trade Bank.

     7.9  Collection of Payments.  Unless otherwise specified in any Loan
          ----------------------
Document, all principal, interest and any fees due to Trade Bank by Borrowers under any Loan Document will be paid by Trade Bank having Wells Fargo debit any of Borrowers' accounts with Wells Fargo and forwarding such amount debited to Trade Bank, without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Borrowers. Such debit will be made at the time principal, interest or any fee is due to Trade Bank pursuant to any Loan Document. No late charge shall apply to any payment which Trade Bank has the option hereunder to collect by causing Wells Fargo to debit any of Borrower's account(s), during any such time as such account(s) contain collected and available funds sufficient to make such payment.

     7.10 Costs, Expenses and Attorneys' Fees.  Borrowers will reimburse Trade
          -----------------------------------
Bank for all costs and expenses, including, but not limited to, reasonable attorneys' fees and expenses (which counsel may be Trade Bank or Wells Fargo employees), expended or incurred by Trade Bank (a) in the preparation and negotiation of this Agreement, the Notes, the Collateral Documents, the Exhibits, and the Facility Documents, subject to Trade Bank's agreement that it will not seek reimbursement from Borrowers for attorney's fees incurred by Trade Bank in connection with the preparation and negotiation of this Agreement and each of the other Loan Documents in excess of Two Thousand Dollars ($2,000), (b) in amending this Agreement, the Collateral Documents, the Notes, the Exhibits, or the Facility Documents, in collecting any sum which becomes due Trade Bank on the Notes, under this Agreement, the Collateral Documents, the Exhibits, or any of the Facility Documents, or (c) in the protection, perfection, preservation and enforcement of any and all rights of Trade Bank in connection with this Agreement, the Notes, any of the Collateral Documents, any of the Exhibits, or any of the Facility Documents, including, without limitation, the fees and costs incurred in any out-of-court work out or a bankruptcy or reorganization proceeding.


                                      VIII
                                  DEFINITIONS
                                  -----------

     8.1  "Agreement" means this Agreement and the Exhibits attached hereto, as
           ---------
corrected or modified from time to time by Trade Bank and Borrowers.

     8.2  "Affiliate" and "Affiliates" mean, individually and collectively, Opto
           ---------       ----------
Sensors-FSC, Inc., a U.S. Virgin Islands corporation ("Opto FSC"), Opto Sensors (Singapore) Pte. Ltd., a company organized under the laws of the Republic of Singapore ("Opto Singapore"), Opto Sensors (Malaysia), Snd. Bhd., a company organized under the laws of Malaysia ("Opto Malaysia"), Rapiscan UK and Rapisan India.

     8.3  "Available Export Order Credit Limit" means, at any given time, the
           -----------------------------------
aggregate invoiced Dollar amount of all Export Orders, the invoice date of which has not yet passed, and which have not yet been paid in full, less the Dollar
                                                              ----
amount of any partial payments made on account of such Export Orders.

     8.4  "Borrowing Base" has that meaning assigned to it in the Ex-Im Bank
           --------------
Borrower Agreement (using a Disbursement Rate of ninety percent (90%) for eligible Accounts Receivable and eighty percent (80%) for eligible Inventory).

     8.5  "Borrowing Base Certificate" means a certificate, in the form of
           --------------------------
Exhibit "B" hereto, showing Collateral Business Day values satisfactory to Trade Bank.

     8.6  "Business Day" shall mean any day except Saturday, Sunday and any day
           ------------
specified as a holiday by federal or California Statute.

     8.7  "Buyer" shall mean an entity which has entered into one or more orders
           -----
with Borrowers.

     8.8  "Closing Date" means the date on which the first Advance is made.
           ------------

     8.9  "Collateral" means all export related inventory and accounts
           ----------
receivable and other property securing the Obligations.

     8.10 "Collateral Documents" means the Security Agreement, the Subordination
           --------------------
Agreement, the Intercreditor Agreement, and other credit support documents required by Trade Bank to provide collateral and credit support for the Advances.

     8.11 "Credit Extension" means each extension of credit under the Facilities
           ----------------
(whether funded or unfunded), including, but not limited to (a) Revolving Credit Loans, and (b) Standby Credits.

     8.12 "Credit Limit" means, with respect to any Facility, the amount
           ------------
specified under the column labeled "Credit Limit" in the Supplement for that Facility.

     8.13 "Credit Sublimit" means, with respect to any Subfacility, the amount
           ---------------
specified after the name of that Subfacility under the column labeled "Credit Sublimit" in the Supplement for the related Facility.

     8.14 "Dollars" and "$" means United States dollars.
           -------       -

     8.15 "Ex-Im Bank" means the Export-Import Bank of the United States.
           ----------

     8.16 "Ex-Im Bank Borrower Agreement" means that "Borrower Agreement" of
           -----------------------------
even date herewith executed by Borrowers and Trade Bank in the form attached hereto as Exhibit "D".

     8.17 "Export Order" means a written export order or contract for the
           ------------
purchase by a Buyer from Borrowers of the items.

     8.18 "Facility Documents" means, with respect to any Facility, those
           ------------------
documents specified in the Supplement for that Supplement for that Facility, and any other documents customarily required by Trade Bank for such Facility.

     8.19 "Facility Termination Date" means, with respect to any Facility, the
           -------------------------
date specified in the Supplement for that Facility after which no further Credit Extensions will be made under that Facility.

     8.20 "GAAP" means generally accepted accounting principles, which are
           ----
applicable to the circumstances, as of the date of determination, set out in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

     8.21 "Items" shall mean finished goods consisting of electronic scanning
           -----
equipment or components thereof, which are intended for exports, or services related to the delivery or installation of such goods.

     8.22 "Loan Authorization Agreement" has that meaning assigned to it in the
           ----------------------------
Ex-Im Bank Borrower Agreement.

     8.23 "Loan Documents" means this Agreement, the Exhibits (including,
           --------------
without limitation, the Ex-Im Bank Borrower Agreement), the Facility Documents and the Collateral Documents.

     8.24 "Obligations" means (a) the obligations of Borrowers to pay principal,
           -----------
interest and fees on all funded Credit Extensions and fees on all unfunded Credit Extensions, and (b) the obligations of Borrowers to pay and perform when due all other indebtedness, liabilities, obligations and covenants required under the Loan Documents.

     8.25 "Permitted Liens" shall mean the following:
           ---------------

          (a) purchase money security interests in specific items of Borrowers' equipment;

          (b) leases of specific items of Borrowers' equipment;

          (c) liens for Borrowers' taxes not yet payable;

          (d) security interests and liens consented to in writing by Trade Bank in its sole discretion;

          (e) security interests being terminated concurrently with the effectiveness of the Agreement;

          (f) SECURITY INTERESTS EXISTING AS OF THE DATE OF THIS AGREEMENT IN FAVOR OF WELLS FARGO;

          (g) LIENS ON THE PERSONAL PROPERTY ASSETS OF UDT SENSORS, INC. ("UDT") WHICH MAY BE GRANTED HEREAFTER IN FAVOR OF THE UNITED STATES OF AMERICA AS SET FORTH IN THAT CERTAIN STIPULATION FOR CONSENT JUDGMENT REFERRED TO IN AND EXECUTED PURSUANT TO THAT CERTAIN CRIMINAL PLEA AND SENTENCING AND AGREEMENT BETWEEN UDT AND THE UNITED STATES ATTORNEY'S OFFICE FOR THE CENTRAL DISTRICT OF CALIFORNIA, PROVIDED THAT SUCH LIENS HAVE BEEN SUBORDINATED TO ALL SECURITY INTERESTS OF TRADE BANK IN THE PERSONAL PROPERTY OF UDT PURSUANT TO A SUBORDINATION AGREEMENT IN FORM AND SUBSTANCE SATISFACTORY TO TRADE BANK; AND

          (h) LIENS ON THE ASSETS OF OPTO SINGAPORE AND OPTO MALAYSIA WHICH SECURING INDEBTEDNESS OF LESS THAN THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) IN THE AGGREGATE FOR BOTH ENTITIES COMBINED.

     8.26 "Prime Rate" means the rate most recently announced by Wells Fargo at
           ----------
its principal office in San Francisco, California as its "Prime Rate", with the understanding that the Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Banking Day on which each change in the Prime Rate is announced by Wells Fargo.

     8.27 "Revolving Credit Loans" mean advances made pursuant to the Revolving
           ----------------------
Credit Loan Supplement to this Agreement.

     8.28 "Standby Credits" mean standby letters of credit issued pursuant to
           ---------------
the Standby Letter of

Credit Supplement to this Agreement.

     8.29 "Subsidiary" and "Subsidiaries" means, individually and collectively,
           ----------       ------------
Opto Sensors-FSC, Inc., a U.S. Virgin Islands corporation ("Opto FSC"), Opto Sensors (Singapore) Pte. Ltd., a company organized under the laws of the Republic of Singapore ("Opto Singapore"), Opto Sensors (Malaysia), Sld. Bhd., a company organized under the laws of Malaysia ("Opto Malaysia"), and Rapiscan UK.

     8.30 "Wells Fargo" means Wells Fargo Bank, N.A.
           -----------

     Borrowers and Trade Bank have caused this Agreement to be executed by their duly authorized officers or representatives on the date specified below.


OPTO SENSORS, INC.                      UDT SENSORS, INC.


By:  /s/ Ajay Mehra                     By:   /s/ Ajay Mehra
    ---------------                          ---------------

Title:   Secretary                      Title:   Secretary
        ----------                              ----------


RAPISCAN SECURITY PRODUCTS (U.S.A.), INC. FERSON OPTICS, INC.


By:  /s/ Ajay Mehra                     By:   /s/ Ajay Mehra
    ---------------                          ---------------

Title:   Secretary                      Title:   Secretary
        ----------                              ----------


                                        Borrower's Address:
                                        ------------------
                                        12525 Chadron Ave.
                                        Hawthorne, CA. 90250


                                        "LENDER"

                                        WELLS FARGO HSBC TRADE BANK,
                                        NATIONAL ASSOCIATION


                                        By: /s/ Jan Macy-Buescher
                                            ----------------------
                                        Jan Macy-Buescher
                                        Title: Vice-President

                                        Lender's Address:
                                        ----------------
                                        333 South Grand Avenue, 8th Floor
                                        Los Angeles, CA 90071